CONSENT TO ASSIGNMENT

     E-Z-EM CANADA INC., both for itself and for its division, THERAPEX, (collectively, “EZEM”), agrees that subject to the conditions expressed below, it hereby consents to assignment by CYPRESS PHARMACEUTICALS, INC. (“Cypress”), to PEDIATRX, INC., a wholly-owned subsidiary of Striker Energy Corporation (“Buyer”) of (i) a certain Single Product Manufacturing and Supply Agreement (the “Granisol Agreement”), dated as of July 22, 2010, between Cypress and EZEM, and (ii) a Quality Agreement, dated as of July 22, 2010, between Cypress and EZEM, such consent to be effective automatically as of the date of execution by both Buyer and Cypress of an Assignment and Assumption of Contract agreement, substantially in the form set forth as Attachment A. The conditions to EZEM’s consent are as follows: (a) EZEM will be provided a copy of the executed Assignment and Assumption of Contract no less than two (2) business days following its signature by Buyer and Cypress, and (b) Cypress confirms, by signing below, that for at least two (2) years following its assignment of the Granisol Agreement to Buyer, Cypress will continue carrying the insurance in the amount of $2,000,000 per occurrence and $5,000,000 in aggregate with respect to Product (as defined in the Granisol Agreement).

Agreed to and accepted

E-Z-EM CANADA INC., for itself and its
THERAPEX division

By:	/s/ Paul Salloum
Title:	Vice-President & General Manager

CYPRESS PHARMACEUTICALS, INC.

By:	/s/ Max Draughn
Max Draughn
Chief Executive Officer

ATTACHMENT A

Form of Assignment and Assumption of Contract agreement

ASSIGNMENT AND ASSUMPTION OF CONTRACT

This Assignment and Assumption of Contract (the “Assignment”) is made as of July 22, 2010, by and between PEDIATRX, INC., a wholly-owned subsidiary of Striker Energy Corp., an OTC Bulletin Board listed corporation, formed pursuant to the laws of the State of Nevada, (the “Assignee”), and CYPRESS PHARMACEUTICALS, INC., a Mississippi corporation (the “Assignor”).

RECITALS

     WHEREAS, in connection with that certain Asset Purchase Agreement, dated as of July 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Asset Purchase Agreement”), by and among the Assignee and the Assignor, the Assignor has agreed to sell, transfer, convey, assign and deliver to the Assignee certain assets associated with the product known as Granisol™ (granisetron HCl) Oral Solution (the “Transaction”). In connection with the transaction, the Assignor is prepared to assign to the Assignee, and the Assignee is prepared to assume from the Assignor, the Contracts, as defined below pursuant to the terms of this Assignment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee, intending to be legally bound, agree as follows:

ASSIGNMENT

1.      Definitions. Capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.

2.      Assignment of Contract. The Assignor hereby transfers, assigns, sets over and conveys unto the Assignee, its successors and assigns, forever, all of the Assignor’s right, title and interest in and to (i) a certain Single Product Manufacturing and Supply Agreement, effective July 22, 2010, by and between the Assignor, and Therapex, a division of E-Z-EM Canada Inc. (“EZEM”), and (ii) a certain Quality Agreement, effective as of July 22, 2010, by and between Assignor and EZEM (the “Contracts”).

3.      Assumption. The Assignee hereby assumes and becomes responsible for all liabilities and obligations of the Assignor accruing, arising out of or relating to events or occurrences under the Contracts other than: (i) any liability arising out of or relating to an obligation of Assignor arising prior to the Closing Date or a default of Assignor that occurred prior to the Closing Date; and (ii) the purchase price due under the Outstanding Inventory Purchase Order.

4.      Further Assurances. From and after the date of this Assignment, the Assignee and the Assignor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary to carry out and to effectuate fully the intent and purposes of this Assignment.

5.      Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

6.      Counterparts. This Assignment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement. Counterpart signature pages to this Assignment transmitted by electronic mail in “portable document format” (“.pdf’) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

7.      Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of law rules.

     IN WITNESS WHEREOF, each of the parties has caused this Assignment and Assumption of Contract to be executed on the day and year first written above.

ASSIGNEE:

PEDIATRX, INC.

By:
Name:	David L. Tousley
Title:	Board Member

ASSIGNOR:

CYPRESS PHARMACEUTICALS, INC.

By:
Max Draughn
Chief Executive Officer